Exhibit 2.3

Gary T. Holtzer

Sylvia Mayer

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, New York 10153

Telephone:  (212) 310-8000

Facsimile:   (212) 310-8007

Proposed Attorneys for Debtors

and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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:
In re	:	Chapter 11
:
LodgeNet Interactive Corporation, et al.,(1)	:	Case No. 13-10238 (SCC)
:
	:	(Jointly Administered)
Debtors.	:
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PLAN SUPPLEMENT

Pursuant to Section 10.12 of the Amended Plan of Reorganization of LodgeNet Interactive Corporation, Et Al. Under Chapter 11 of the Bankruptcy Code, dated January 26, 2013 (the “Plan”),(2) LodgeNet Interactive Corporation, and its affiliated debtors (the “Debtors”) file this Plan Supplement.  The Plan Supplement includes the documents identified on the Index attached hereto.

The Debtors reserve the right to alter, amend, update, supplement, or modify the Plan Supplement.

(1)  The Debtors, together with the last four digits of each Debtor’s federal tax identification number, are:  LodgeNet Interactive Corporation (1161), LodgeNet StayOnline, Inc. (3232), On Command Corporation (5194), The Hotel Networks, Inc. (4919),  On Command Video Corporation (8458), Puerto Rico Video Entertainment Corporation (6786), Virgin Islands Video Entertainment Corporation (6611), Spectradyne International, Inc. (9353), LodgeNet Healthcare, Inc. (0337), Hotel Digital Network, Inc. (7245), and LodgeNet International, Inc. (2811).

(2)   Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Plan.

The Plan Supplement may be obtained on the website of the Debtors’ notice, claims and solicitation agent at www.kccllc.net/LodgeNet.

Dated:	February 26, 2013
New York, New York

/s/ Sylvia Mayer
Gary T. Holtzer
Sylvia Mayer
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Proposed Attorneys for Debtors
and Debtors in Possession

Index

Exhibit 1A:	Form of Revised Certificate of Incorporation and By-Laws for LodgeNet Interactive Corporation

Exhibit 1B:	Form of Amendment to the Certificate of Incorporation for LodgeNet Healthcare, Inc.

Exhibit 1C:	Form of Amendment to the Second Amended and Restated Certificate of Incorporation for On Command Corporation

Exhibit 1D:	Form of Amendment to the Certificate of Incorporation for Virgin Islands Video Entertainment Corporation

Exhibit 1E:	Form of Amendment of Articles of Incorporation for Hotel Digital Network, Inc.

Exhibit 1F:	Form of Amendment to the Certificate of Incorporation for LodgeNet International, Inc.

Exhibit 1G:	Form of Amendment to the Amended and Restated Certificate of Incorporation for The Hotel Networks, Inc.

Exhibit 1H:	Form of Amendment to the Restated Certificate of Incorporation for On Command Video Corporation

Exhibit 1I:	Form of Amendment to the Certificate of Incorporation for Spectradyne International, Inc.

Exhibit 1J:	Form of Amendment to the Certificate of Incorporation for LodgeNet StayOnline, Inc.

Exhibit 1K:	Form of Amendment to the Certificate of Incorporation for Puerto Rico Video Entertainment Corporation

Exhibit 2:	List of Officers and Directors of each of the Debtors

Exhibit 3:	Schedule of Rejected Contracts

Exhibit 4:	Procedures Agreement among LodgeNet Interactive Corporation and DIRECTV LLC

Exhibit 1A

Form of Revised Certificate of Incorporation

and By-Laws for LodgeNet Interactive Corporation

SECOND RESTATED CERTIFICATE OF INCORPORATION

OF

LODGENET INTERACTIVE CORPORATION

LodgeNet Interactive Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.                                      The present name of the Corporation is “LodgeNet Interactive Corporation”.  The name under which the Corporation originally was incorporated was “LNet, Inc.”, and such name subsequently was changed to “LodgeNet Entertainment Corporation” on October 8, 1993.

2.                                      The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 10, 1993.

3.                                      The original Certificate of Incorporation was amended and restated by that certain Restated Certificate of Incorporation of LNet, Inc. filed with the Secretary of State of the State of Delaware on October 8, 1993, which subsequently was amended pursuant to that certain Amendment No. 1 to Restated Certificate of Incorporation of LodgeNet Entertainment Corporation filed on August 15, 2001.

4.                                      The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows;

FIRST.                                                       The name of the corporation is LodgeNet Interactive Corporation (the “Corporation”).

SECOND.                                        The address of the Corporation’s registered office in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

THIRD.                                                   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

FOURTH.                                      The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares of common stock par value $0.01 per share (the “Common Stock”).  The Common Stock shall entitle the holders thereof (the “Stockholders”) to one (1) vote per share on each proposition submitted to such holders for their vote thereon. The number of authorized shares of Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the shares of stock.

FIFTH.                                                     A.                                    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors (the “Board”).

B.                                    The number of directors which shall constitute the whole Board shall be fixed from time to time by, or in the manner provided in, the Corporation’s bylaws (the “Bylaws”).

C.                                    The term of office of each director shall expire at the annual election of directors of the Corporation or until his or her earlier death, resignation or removal; provided that each director of the Corporation shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

SIXTH.                                                    In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized:

A.                                    To adopt, alter, amend and repeal the Bylaws (except insofar as Bylaws adopted by the Stockholders shall otherwise provide); and

B.                                    To provide for the indemnification of directors, officers, employees and agents of the Corporation, and of persons who serve other enterprises in such or similar capacities at the request of the Corporation, in a manner and to the extent permitted by the DGCL, or any other applicable law, as may from time to time be in effect.  The indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any Bylaw, agreement, insurance, vote of Stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SEVENTH.                               A director of the Corporation shall not be personally liable to the Corporation or the Stockholders for monetary damages for breach of fiduciary duty as a director, except that this provision does not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or the Stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived any improper personal benefit.  If the DGCL is amended at any time to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of directors, then the personal liability of a director to the Corporation or the Stockholders shall be eliminated or limited to the full extent permitted by the DGCL, as so amended.  Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH.                                        Elections of directors of the Corporation need not be by written ballot unless the Bylaws shall so provide.

NINTH.                                                   Any action required or permitted to be taken by Stockholders must be taken (a) at a duly called annual or special meeting of such holders or (b) by written consent of such holders in lieu of a meeting of the Stockholders.

TENTH.                                               The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ELEVENTH.                                       The Corporation  reserves the right to amend its Certificate of Incorporation, and to thereby change or repeal any provision therein contained from time to time, in the manner prescribed at the time by statute, and all rights conferred upon the Stockholders by such Certificate of Incorporation are granted subject to this reservation, except that any amendment or repeal of Article NINTH of this Certificate of Incorporation, or of this Article ELEVENTH, shall require the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding voting stock of the Corporation.

TWELFTH.                          The Corporation shall not issue any non-voting equity securities in contravention of Section 1123(a)(6) of the United States Bankruptcy Code, Title 11, United States Code.

*              *              *              *

5.                                      This Restated Certificate of Incorporation was adopted pursuant to the Amended Joint Plan of Reorganization of LodgeNet Interactive Corporation, et al., under chapter 11 of title 11 of the United States Code, dated January 26, 2013, which was confirmed by order of the United States Bankruptcy Court for the Southern District of New York entered March 7, 2013, and thereby has been approved pursuant to Section 303 of the DGCL.

IN WITNESS WHEREOF, said LodgeNet Interactive Corporation has caused this Restated Certificate of Incorporation to be signed by James Naro this [        ]th day of [                          ], 2013.

LodgeNet Interactive Corporation

By:
	Name:	James Naro
	Title:	Co-Chief Executive Officer

AMENDED AND RESTATED

BYLAWS

LODGENET INTERACTIVE CORPORATION

(a Delaware Corporation)

ARTICLE 1

OFFICES; REGISTERED AGENT

§ 1.1 Registered Office And Agent.  LodgeNet Interactive Corporation (the “Corporation”) shall maintain in the State of Delaware a registered office and a registered agent whose business office is such registered office.

§ 1.2 Principal Business Office. The Corporation shall have its principal business office at such location within or without the State of Delaware as the board of directors may from time to time determine. The Corporation may have other offices within or without the State of Delaware.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

§ 2.1 Annual Meeting. An annual meeting of the stockholders of the Corporation shall be held on a date and time designated by the board of directors. Any scheduled annual meeting of the stockholders may be postponed by resolution of the board of directors upon public notice prior to the date scheduled for the annual meeting of stockholders. At the meeting, directors shall be elected and any other proper business may be transacted.

§ 2.2 Special Meetings. Special meetings of the stockholders of the Corporation may be called by the board of directors. Any scheduled special meeting of the stockholders may be postponed by resolution of the board of directors upon public notice prior to the date scheduled for such special meeting of the stockholders of the Corporation.

§ 2.3 Place Of Meeting. The board of directors of the Corporation may designate any place, either within or without the State of Delaware, as the place for any annual meeting or any special meeting called by the board of directors, but if no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the Corporation.

§ 2.4 Notice Of Meetings.

(a) Written or printed notice stating the place, date and hour of a meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at the meeting, not less than ten (10) or more than sixty (60) days before the date of the meeting, or in the case of a meeting called for the purpose of acting upon a merger or consolidation not less than twenty (20) or more than sixty (60) days before the meeting. Such notice shall be given by or at the direction of the secretary of the Corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. If delivered (other than by United States mail) to such addresses, such notice shall be deemed to be given when so delivered. In accordance with the “householding” rules adopted by the Securities and Exchange Commission (Securities Exchange Act Rule 14a-3(e)), upon receipt of the appropriate affirmative or implied consent, one notice may be sent to all record holders residing at the same address.

(b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or unless a new record date is fixed for the adjourned meeting.

§ 2.5 Waiver Of Notice. A waiver of notice in writing signed by a stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a stockholder in person or by proxy at a meeting of stockholders shall constitute a waiver of notice of such meeting except when the stockholder or his or her proxy attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

§ 2.6 Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) or less than ten (10) days (or less than twenty (20) days if a merger or consolidation is to be acted upon at the meeting) before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c) Only those who shall be stockholders of record on the record date so fixed as aforesaid shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding the transfer of any stock on the books of the Corporation after the applicable record date.

§ 2.7 Lists Of Stockholders. The officer who has charge of the stock ledger and transfer books of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the municipality where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, for inspection by any stockholder who may be present.

§ 2.8 Quorum And Vote Required For Action.

(a) Except as may otherwise be provided in the certificate of incorporation of the Corporation, the holders of stock of the Corporation having a majority of the total votes which all of the outstanding stock of the Corporation would be entitled to cast at the meeting, when present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that where a separate vote by a class or classes of stock is required, the holders of stock of such class or classes having a majority of the total votes which all of the outstanding stock of such class or classes would be entitled to cast at the meeting, when present in person or by proxy, shall constitute a quorum entitled to take action with respect to the vote on the matter. Unless a different number of votes is required by statute or the certificate of incorporation of the Corporation, (i) if a quorum is present with respect to the election of directors, directors shall be elected by a plurality of the votes cast by those stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and (ii) in all matters other than the election of directors, if a quorum is present at any meeting of the stockholders for the particular matter to be voted upon, a majority of the votes entitled to be cast by those stockholders present in person or by proxy shall be the act of the stockholders except where a separate vote by class or classes of stock is required, in which case, if a quorum of such class or classes is present, a majority of the votes entitled to be cast by those stockholders of such class or classes present in person or by proxy shall be the act of the stockholders of such class or classes.

(b) If a quorum is not present at any meeting of stockholders, then (i) the chairman of the meeting or (ii) the holders of stock of the Corporation who are present in person or by proxy representing a majority of the votes cast may adjourn the meeting from time to time without further notice, except that, where a separate vote by a class or classes of stock is required on any matter, then a majority of the votes cast by the holders of stock of such class or classes who are present in person or by proxy is required to adjourn the meeting by action of the stockholders with respect to the vote on that matter by the holders of stock of such class or classes. Subject to the requirements of law and the certificate of incorporation of the Corporation, on any issue on which two or more classes of stock are entitled to vote separately, no adjournment shall be taken with respect to any class for which a quorum is present unless the chairman of the meeting otherwise directs. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

(c) Withdrawal of stockholders from any meeting at which a quorum has been established shall not thereafter cause failure of a duly constituted quorum at that meeting.

§ 2.9 Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for him or her by proxy. Such proxy shall be in writing and shall be filed with the secretary of the Corporation before or at the time of the meeting.

§ 2.10 Voting Of Shares. Each stockholder of the Corporation shall be entitled to such vote (in person or by proxy) for each share of stock having voting power held of record by such stockholder as shall be provided in the certificate of incorporation of the Corporation or, absent provision therein fixing or denying voting rights, shall be entitled to one vote per share.

§ 2.11 Voting By Ballot. Any question or any election at a meeting of the stockholders may be decided by voice vote unless the chairman of the meeting shall order that voting be by ballot or unless otherwise provided in the certificate of incorporation of the Corporation or required by statute.

§ 2.12 Inspectors. The board of directors of the Corporation shall appoint, in advance, one or more inspectors to act at each meeting of the stockholders of the Corporation. If no inspector has been appointed or one or more have been appointed but are unable or fail to act, the presiding officer of any meeting of the stockholders shall appoint one or more persons as inspectors for such meeting. Such inspectors shall (a) ascertain the number of shares of stock of the Corporation outstanding and entitled to vote at the meeting and the voting power of each share; (b) determine and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies and ballots; (c) count all votes and ballots and report the results; and (d) do such other acts as are required by law or are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each report of an inspector shall be in writing and signed by him or her or a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof. The inspector may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

§ 2.13 Organization. The chairman of the board of directors of the Corporation or, in his or her absence, a person designated by a majority of the directors present at such meeting of the Corporation, shall call meetings of the stockholders to order and shall act as chairman thereof.

The secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders and, in his or her absence, the chairman of the meeting may appoint a secretary of the meeting.

§ 2.14 Conduct Of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting of stockholders of the Corporation, including such matters as the regulation of the manner of voting and the conduct of business. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

§ 2.15 Advance Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 2.15 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.15. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation.

To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than seventy-five (75) days or more than one hundred five (105) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholders to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or public disclosure was made and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, if known to such stockholder, or a statement that such stockholder has no knowledge as to such person’s beneficial ownership of shares of the Corporation, and (iv) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation’s books, of such stockholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder.

At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.15. The requirements of this Section 2.15 shall apply regardless of whether a stockholder who desires to make nominations intends to prepare, file and mail (or cause to be mailed) a proxy statement at such stockholder’s expense. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Nothing in this Section 2.15 shall be deemed to prevent a stockholder from submitting to the board of directors names of persons to be considered for nomination as a director, pursuant to policies established by the board of directors, nor shall the board of directors’ failure to nominate such a person prevent a stockholder from following the procedures set forth herein.

§ 2.16 Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business may be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.16, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.16.

Business to be brought before an annual meeting by a stockholder shall not be considered properly brought if the stockholder has not given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy-five (75) days or more than one hundred five (105) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation, which are owned by the stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of the stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

Nothing in this Section 2.16 shall apply to proposals made pursuant to, or affect any rights of stockholders under, Securities Exchange Act Rule 14a-8.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a proposal was not made in accordance with the procedures prescribed by these Bylaws, and, if he or she should so determine, he or she shall so declare to the meeting and the defective proposal shall be disregarded.

ARTICLE 3

BOARD OF DIRECTORS

§ 3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors, which may do all such lawful acts and things as are not by statute or by the certificate of incorporation of the Corporation or by these Bylaws directed or required to be exercised or done by the stockholders.

§ 3.2 Directors.

(a) Number And Qualifications Of Directors.  The number of directors which shall constitute the whole board shall be fixed from time to time by the board of directors, but the authorized number shall in no event be less than three (3) or more than nine (9). No reduction in the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Directors need not be stockholders.

(b) Chairman of the Board.  The chairman of the board shall be chosen from among the members of the board of directors, and may be the same person who serves as the chief executive officer. The chairman of the board shall preside at all meetings of the board of directors and the stockholders of the Corporation. The position of chairman of the board shall not be considered an officer position of the Corporation. However, the position of chairman of the board may be held by one who also holds an officer position of the Corporation.

§ 3.3 Term Of Office. Each director shall be elected at the annual meeting of the stockholders, except as provided in Section 3.4 hereof, and shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these Bylaws.

§ 3.4 Vacancies And Newly Created Directorship. Vacancies occurring in the Board of Directors of the Corporation and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a resolution duly adopted by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen shall hold office until the next annual election of directors and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these Bylaws. The stockholders may at any duly held meeting thereof elect a director to fill a vacancy or newly created directorship not filled by the directors.

§ 3.5 Regular Meetings. A regular meeting of the board of directors of the Corporation shall be held immediately following the close of, and at the same place as, each annual meeting of stockholders. No notice of any such meeting, other than this Bylaw, shall be necessary in order legally to constitute the meeting, provided a quorum must be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or shall be specified in a written waiver signed by all of the directors. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

§ 3.6 Special Meetings. Special meetings of the board of directors of the Corporation may be called by the chairman of the board of the Corporation or a majority of the directors then in office. The person or persons calling a special meeting of the board of directors shall fix the time and place at which the meeting shall be held and such time and place shall be specified in the notice of such meeting.

§ 3.7 Notice. Notice of any special meeting of the board of directors shall be given a reasonable period of time prior to the meeting, but in no event less than forty-eight (48) hours prior thereto, to each director at his or her business address or such other address as he or she may have advised the secretary of the Corporation to use for such purpose. Such notice, if in writing and delivered, shall be deemed to be given when delivered to such address or to the person to be notified. Such notice, if in writing and mailed, shall be deemed to be given two (2) business days after deposit in the United States mail so addressed, with postage thereon prepaid. Such notice may also be given by telephone, or by facsimile or by other means not specified herein, and in each such case shall be deemed to be given when actually received by the director to be notified. Notice of any meeting of the board of directors shall set forth the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors (regular or special) need be specified in the notice or waiver of notice of such meeting.

§ 3.8 Waiver Of Notice. A written waiver of notice, signed by a director entitled to notice of a meeting of the board of directors or of a committee of such board of which the director is a member, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice to that director. Attendance of a director at a meeting of the board of directors or of a committee of such board of which the director is a member shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

§ 3.9 Quorum And Vote Required For Action. At all meetings of the board of directors of the Corporation, a majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors except as may be otherwise specifically provided by statute, the certificate of incorporation of the Corporation or these Bylaws. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present there at may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for the meeting.

§ 3.10 Attendance By Conference Telephone Call. Members of the board of directors of the Corporation or any committee designated by such board of directors may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such a meeting.

§ 3.11 Presumption Of Assent. A director of the Corporation who is present at a duly convened meeting of the board of directors or of any committee thereof of which such director is a member, at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

§ 3.12 Informal Action. Unless otherwise restricted by statute, the certificate of incorporation of the Corporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all the directors or by all the members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board of directors or of such committee.

§ 3.13 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and at each meeting of a committee of the board of directors of which they are members and such other reasonable compensation as the board of directors shall approve. In addition, the board of directors, irrespective of any personal interest of any of its members, shall have authority to fix compensation of all directors for services to the Corporation as directors, officers, agents, employees and other capacities.

§ 3.14 Removal By Stockholders. Any director of the Corporation may be removed from office for any reason by action taken by the holders of shares of stock of the Corporation having a majority of the votes entitled to be cast by the stockholders of the Corporation at an election of directors of the Corporation.

ARTICLE 4

COMMITTEES

§ 4.1 Committees Of The Board Of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors with respect to the management of the business affairs of the Corporation; but no such committee shall have the power or authority of the board of directors of the Corporation in reference to amending the certificate of incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of the preferred stock of the Corporation adopted by the board of directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, and distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of such stock or authorize the increase or decrease in the number of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders the dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution, these Bylaws, or the certificate of incorporation of the Corporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

§ 4.2 Committee Records. Each committee shall keep minutes of its meetings and report the same to the board of directors when required.

ARTICLE 5

CORPORATE OFFICERS

§ 5.1 Designation; Number; Election. The board of directors of the Corporation, at its initial meeting and thereafter at its first regular meeting after each annual meeting of stockholders, shall choose the officers of the Corporation. Such officers shall be a chief executive officer, a president, a secretary and a chief financial officer and, in the discretion of the board of directors, such other officers, with such titles, and agents of the Corporation as it shall deem necessary who shall hold their offices for such terms and shall exercise such power and authority, and perform such duties as shall be determined from time to time by the board. Any two or more offices may be held by the same person. Except as provided in Article 6 hereof, election or appointment as an officer shall not of itself create contract rights.

§ 5.2 Term Of Office; Removal; Vacancies. Each officer of the Corporation chosen by the board of directors shall hold office until the next annual appointment of officers by the board of directors and until his or her successor is appointed and qualified, or until his or her earlier death, resignation or removal in the manner hereinafter provided. Any officer or agent chosen by the board of directors may be removed at any time by the board of directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation at any time and any new offices may be filled by the board of directors for the unexpired portion of the term.

§ 5.3 Officers.

(a) Chief Executive Officer. The chief executive officer of the Corporation, subject to the direction and control of the board of directors, shall discharge all duties incident to the principal executive office of the Corporation and shall have general charge of the conduct of the business of the Corporation and general charge and supervision of all the officers, employees and agents. In general, the chief executive officer shall discharge all duties incident to the principal executive office of the Corporation. Unless otherwise restricted by board resolution the chief executive officer may delegate such duties as he or she deems appropriate. The chief executive officer shall also perform such other duties as may be prescribed by the board of directors from time to time. Without limiting the generality of the foregoing, the chief executive officer shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the board of directors, may execute for the Corporation certificates for its share of stock (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized, and may (without previous authorization by the board of directors) execute such contracts and other instruments as the conduct of the Corporation’s business in its ordinary course requires, and may accomplish such execution either individually or with the secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

(b) President.  The president shall discharge all duties as may be prescribed by the chief executive officer or the board of directors from time to time. In the chief executive officer’s absence or inability to act, the president shall perform the duties of such office.

(c) Chief Financial Officer.  The board of directors shall designate one of the officers of the Corporation, other than the chief executive officer or the president, as the chief financial officer. The chief financial officer shall be the principal financial and accounting officer of the Corporation. The chief financial officer shall discharge all duties incident to such office and such other duties as may be prescribed by the board of directors.

§ 5.4 Vice Presidents. Vice presidents shall render such assistance to the chief executive officer and the president in the discharge of their duties as the chief executive officer may direct and shall perform such other duties as from time to time may be assigned by the chief executive officer or by the board of directors. In the absence of both the chief executive officer and the president or in the event of their inability to act, the vice president (or in the event there may be more than one vice president, the vice presidents in the order designated by the board of directors, or by the chief executive officer if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the chief executive officer and/or the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon such officers. The board of directors may add special designations to the title of one or more of the vice presidents, such as “executive” vice president and “senior” vice president to indicate special duties or seniority of such officer over other vice presidents lacking such designations.

§ 5.5 Secretary. The secretary shall perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the board of directors or chief executive officer. Without limiting the generality of the foregoing, the secretary shall (a) record the minutes of the meetings of the stockholders and the board of directors in one or more books provided for that purpose and shall include in such books the actions by written consent of the stockholders and the board of directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by statute; (c) be the custodian of the corporate records of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign with the chief executive officer, or president, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of stock of the Corporation (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized, and may (without previous authorization by the board of directors) sign with such other officers as aforesaid such contracts and other instruments as the conduct of the Corporation’s business in its ordinary course requires, in each case according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors; and (f) have general charge of the stock ledger and transfer books of the Corporation.

§ 5.6 Compensation. The board of directors shall fix the compensation of the chief executive officer and each of the other executive officers.

ARTICLE 6

INDEMNIFICATION

§ 6.1 Indemnification Of Directors And Officers. The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of the State of Delaware or any other applicable laws, as may from time to time be in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit, proceeding or investigation by or in the right of the Corporation to procure a judgment in its favor), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Unless otherwise determined by the board of directors, the right to indemnification set forth herein, and the right to advancement of expenses as set forth in Section 6.2 hereof, shall not extend to a person identified in this Section 6.1 with respect to any action, suit or proceeding which was commenced by such person against the Corporation or against the Corporation and other defendants.

§ 6.2 Advancement Of Expenses. Expenses (including attorneys’ fees) reasonably incurred by an officer or director of the Corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by the General Corporation Law of the State of Delaware.

§ 6.3 Contract With The Corporation. The provisions of this Article 6 shall be deemed to be a contract between the Corporation and each person who serves as such officer or director in any such capacity at any time while this Article 6 and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable laws, if any, are in effect, and any repeal or modification of any such law or of this Article 6 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

§ 6.4 Indemnification Of Employees And Agents. Persons who are not covered by the foregoing provisions of this Article 6 and who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified to the same extent as officers and directors.

§ 6.5 Other Rights Of Indemnification. The indemnification and the advancement of expenses provided or permitted by this Article 6 shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The Corporation may purchase and maintain insurance to protect itself and any person entitled to indemnification hereunder. The Corporation may enter into contracts with any person entitled to indemnification hereunder in furtherance of the provisions of this Article 6 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 6.

§ 6.6 Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or other person indemnified hereunder and shall inure to the benefit of the heirs, personal representatives and administrators of such a person.

ARTICLE 7

CERTIFICATES OF STOCK AND THEIR TRANSFER

§ 7.1 Form And Execution Of Certificates . The shares of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the chief executive officer, the president or a vice president and by the secretary or an assistant secretary of the Corporation, certifying the number of shares registered in certificate form. Such certificates shall be in such form as may be determined by the board of directors. During the period while more than one class of stock of the Corporation is authorized, there will be set forth on the face or back of the certificates which the Corporation shall issue to represent each class or series of stock a statement that the Corporation will furnish, without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In case any officer, transfer agent or registrar of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar of the Corporation before such certificate is issued by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if the officer, transfer agent or registrar who signed, or whose facsimile signature was placed upon, such certificate had not ceased to be such officer, transfer agent or registrar of the Corporation.

§ 7.2 Replacement Certificates. The board of directors may direct a new certificate to be issued in place of any certificate evidencing shares of stock of the Corporation theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require and may require such owner to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The board of directors may delegate its authority to direct the issuance of replacement stock certificates to the transfer agent or agents of the Corporation upon such conditions precedent as may be prescribed by the board.

§ 7.3 Transfers Of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or other authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, provided the Corporation or a transfer agent of the Corporation shall not have received a notification of adverse interest and that the conditions of Section 8-401 of Title 6 of the Delaware Code have been met.

§ 7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record (according to the books of the Corporation) of any share or shares of its stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other party, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

ARTICLE 8

CONTRACTS, LOANS, CHECKS AND DEPOSITS

§ 8.1 Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; provided, however, that this Section 8.1 shall not be a limitation on the powers of office granted under Article 5 hereof.

§ 8.2 Checks Drafts And Other Instruments. All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as from time to time may be determined by the resolution of the board of directors or by an officer or officers of the Corporation designated by the board of directors to make such determination.

§ 8.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the board of directors, or an officer or officers designated by the board of directors, may select.

ARTICLE 9

MISCELLANEOUS PROVISIONS

§ 9.1 Dividends. Subject to any provisions of any applicable statute or of the certificate of incorporation, dividends may be declared upon the capital stock of the Corporation by the board of directors at any regular or special meeting thereof, or by written consent in lieu of such a meeting; and such dividends may be paid in cash, property or shares of stock of the Corporation.

§ 9.2 Voting Stock of Other Corporations. In the absence of specific action by the board of directors, the chief executive officer or, in his or her inability to act, the president or any vice president shall have authority to represent the Corporation and to vote, on behalf of the Corporation, the securities of other corporations, both domestic and foreign, held by the Corporation.

§ 9.3 Fiscal Year. The fiscal year of the Corporation shall be a calendar year.

§ 9.4 Seal. The Corporation shall not have a seal.

§ 9.5 Severability. If any provision of these Bylaws, or the application thereof to any person or circumstances, is held invalid, the remainder of these Bylaws and the application of such provision to other persons or circumstances shall not be affected thereby.

§ 9.6 Amendment. These Bylaws may be amended or repealed, or new bylaws may be adopted, by the board of directors of the Corporation, except to the extent bylaws adopted by the stockholders provide otherwise. These Bylaws may also be amended or repealed, or new bylaws may be adopted, by action taken by the stockholders of the Corporation.

As adopted by the Corporation on [                                    ], 2013.

Exhibit 1B

Form of Amendment to the Certificate of Incorporation

for LodgeNet Healthcare, Inc.

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

LODGENET HEALTHCARE, INC.

Under Section 242 and Section 303 of the General Corporation Law of the State of Delaware (the “DGCL”)

THE UNDERSIGNED hereby certifies that:

FIRST:                                                        The name of the corporation is LodgeNet Healthcare, Inc. (the “Corporation”).

SECOND:                                       The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 9, 2011.

THIRD:                                                   The Certificate of Incorporation of the Corporation shall be amended by adding a new Article X as follows:

“Article X

The Corporation shall not issue any non-voting equity securities in contravention of Section 1123(a)(6) of the United States Bankruptcy Code, Title 11, United States Code.”

FOURTH:                                        This Certificate of Amendment was adopted pursuant to the Amended Joint Plan of Reorganization of LodgeNet Interactive Corporation, et al., under chapter 11 of title 11 of the United States Code, dated January 26, 2013, which was confirmed by order of the United States Bankruptcy Court for the Southern District of New York entered March 7, 2013, and thereby has been approved pursuant to Section 303 of the DGCL.

FIFTH:                                                       The aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of Section 303 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the [•] day of [•], 2013.

LODGENET HEALTHCARE, INC.

By:
	Name:	[•]
	Title:	[•]

Exhibit 1C

Form of Amendment to the Second Amended and Restated

Certificate of Incorporation for On Command Corporation

CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ON COMMAND CORPORATION

Under Section 242 and Section 303 of the General Corporation Law of the State of Delaware (the “DGCL”)

THE UNDERSIGNED hereby certifies that:

FIRST:                                                        The name of the corporation is On Command Corporation (the “Corporation”).

SECOND:                                       The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 23, 2004.  The name under which this Corporation was originally incorporated is Ascent Acquisition Corporation.

THIRD:                                                   The Second Amended and Restated Certificate of Incorporation of the Corporation shall be amended by adding a new Article X as follows:

“ARTICLE X

NO ISSUANCE OF NON VOTING EQUITY SECURITIES

The Corporation shall not issue any non-voting equity securities in contravention of Section 1123(a)(6) of the United States Bankruptcy Code, Title 11, United States Code.”

FOURTH:                                        This Certificate of Amendment was adopted pursuant to the Amended Joint Plan of Reorganization of LodgeNet Interactive Corporation, et al., under chapter 11 of title 11 of the United States Code, dated January 26, 2013, which was confirmed by order of the United States Bankruptcy Court for the Southern District of New York entered March 7, 2013, and thereby has been approved pursuant to Section 303 of the DGCL.

FIFTH:                                                       The aforesaid amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of Section 303 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the [•] day of [•], 2013.

ON COMMAND CORPORATION

By:
	Name:	[•]
	Title:	[•]

Exhibit 1D

Form of Amendment to the Certificate of Incorporation

for Virgin Islands Video Entertainment Corporation

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

VIRGIN ISLANDS VIDEO ENTERTAINMENT CORPORATION

Under Section 242 and Section 303 of the General Corporation Law of the State of Delaware (the “DGCL”)

THE UNDERSIGNED hereby certifies that:

FIRST:                                                        The name of the corporation is Virgin Islands Video Entertainment Corporation (the “Corporation”).

SECOND:                                       The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 15, 2003.

THIRD:                                                   The Certificate of Incorporation of the Corporation shall be amended by adding a new Article XI as follows:

“ARTICLE XI

NO ISSUANCE OF NON VOTING EQUITY SECURITIES

The Corporation shall not issue any non-voting equity securities in contravention of Section 1123(a)(6) of the United States Bankruptcy Code, Title 11, United States Code.”

FOURTH:                                        This Certificate of Amendment was adopted pursuant to the Amended Joint Plan of Reorganization of LodgeNet Interactive Corporation, et al., under chapter 11 of title 11 of the United States Code, dated January 26, 2013, which was confirmed by order of the United States Bankruptcy Court for the Southern District of New York entered March 7, 2013, and thereby has been approved pursuant to Section 303 of the DGCL.

FIFTH:                                                       The aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of Section 303 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the [•] day of [•], 2013.

VIRGIN ISLANDS VIDEO ENTERTAINMENT CORPORATION

By:
	Name:	[•]
	Title:	[•]

Exhibit 1E

Form of Amendment of Articles of Incorporation

for Hotel Digital Network, Inc.

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

HOTEL DIGITAL NETWORK, INC.

*  *  *   *  *  *  *  *  *  *  *  *  *  *

We, [NAME], the President and [NAME], the Secretary, of Hotel Digital Network, Inc.,  a corporation duly organized and existing under the laws of the State of California (the “Corporation”),  do hereby certify:

1.                                      That they are the President and the Secretary, respectively, of Hotel Digital Network, Inc., a California corporation.

2.                                      That an amendment to the Articles of Incorporation, as amended to date (the “Articles of Incorporation”), of this Corporation has been approved by the board of directors.

3.                                      The amendment so approved by the board of directors is as follows:
The Articles of Incorporation of this Corporation are amended to add a new Article SEVENTH to read as follows:

“Pursuant to Section 1123 of the Bankruptcy Code, notwithstanding any other provision contained herein to the contrary, the Corporation shall not issue non-voting equity securities.”

4.                                      That said amendment was approved by the board of directors alone without a vote of the shareholders.

5.                                      That the facts which entitle the board of directors alone to adopt said amendment are as follows:

On January 4, 2013, the Corporation and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  This Certificate of Amendment amends the Articles of Incorporation, and has been duly adopted in accordance with Section 1400 of the General Corporate Law of the

State of California, to put into effect and carry out the Amended Joint Plan of Reorganization of LodgeNet Interactive Corporation, et al., under the Bankruptcy Code, as filed with the Bankruptcy Court which was confirmed by order of the Bankruptcy Court entered March 7, 2013.  Provision for amending the Articles of Incorporation is contained in the Order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation.

Each of the undersigned declares under penalty of perjury under the laws of the State of California that the statements contained in the forgoing certificate are true of their own knowledge.  Executed at [CITY], [STATE] on [DATE], 2013.

[NAME]
President

[NAME]
Secretary

Exhibit 1F

Form of Amendment to the Certificate of Incorporation

for LodgeNet International, Inc.

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

LODGENET INTERNATIONAL, INC.

Under Section 242 and Section 303 of the General Corporation Law of the State of Delaware (the “DGCL”)

THE UNDERSIGNED hereby certifies that:

FIRST:                                                        The name of the corporation is LodgeNet International, Inc. (the “Corporation”).

SECOND:                                       The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 17, 2007.

THIRD:                                                   The Certificate of Incorporation of the Corporation shall be amended by adding a new Article X as follows:

“ARTICLE X

The Corporation shall not issue any non-voting equity securities in contravention of Section 1123(a)(6) of the United States Bankruptcy Code, Title 11, United States Code.”

FOURTH:                                        This Certificate of Amendment was adopted pursuant to the Amended Joint Plan of Reorganization of LodgeNet Interactive Corporation, et al., under chapter 11 of title 11 of the United States Code, dated January 26, 2013, which was confirmed by order of the United States Bankruptcy Court for the Southern District of New York entered March 7, 2013, and thereby has been approved pursuant to Section 303 of the DGCL.

FIFTH:                                                       The aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of Section 303 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the [•] day of [•], 2013.

LODGENET INTERNATIONAL, INC.
By:
	Name:	[•]
	Title:	[•]

Exhibit 1G

Form of Amendment to the Amended and Restated

Certificate of Incorporation for The Hotel Networks, Inc.

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THE HOTEL NETWORKS, INC.

Under Section 242 and Section 303 of the General Corporation Law of the State of Delaware (the “DGCL”)

THE UNDERSIGNED hereby certifies that:

FIRST:                                                        The name of the corporation is The Hotel Networks, Inc. (the “Corporation”).

SECOND:                                       The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 4, 2004.  A Certificate of Amendment to the Amended and Restated Certificate of Incorporation changing the name of Corporation from “Hotelvision, Inc.” to “The Hotel Networks, Inc.” was filed with the Secretary of State of the State of Delaware on June 5, 2006.  A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 2, 2007.  A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 3, 2007.  A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 22, 2008.

THIRD:                                                   The Amended and Restated Certificate of Incorporation of the Corporation shall be amended by adding a new Article XII as follows:

“ARTICLE XII

NO ISSUANCE OF NON VOTING EQUITY SECURITIES

The Corporation shall not issue any non-voting equity securities in contravention of Section 1123(a)(6) of the United States Bankruptcy Code, Title 11, United States Code.”

FOURTH:                                        This Certificate of Amendment was adopted pursuant to the Amended Joint Plan of Reorganization of LodgeNet Interactive Corporation, et al., under chapter 11 of title 11 of the United States Code, dated January 26, 2013, which was confirmed by order of the United States Bankruptcy Court for the Southern District of New York entered March 7, 2013, and thereby has been approved pursuant to Section 303 of the DGCL.

FIFTH:                                                       The aforesaid amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of Section 303 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the [•] day of [•], 2013.

THE HOTEL NETWORKS, INC.

By:
	Name:	[•]
	Title:	[•]

Exhibit 1H

Form of Amendment to the Restated Certificate of Incorporation

for On Command Video Corporation

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

ON COMMAND VIDEO CORPORATION

Under Section 242 and Section 303 of the General Corporation Law of the State of Delaware (the “DGCL”)

THE UNDERSIGNED hereby certifies that:

FIRST:                                                        The name of the corporation is On Command Video Corporation (the “Corporation”).

SECOND:                                         The Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 7, 1992. A Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 25, 1993.  A Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 22, 1993.  A Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 25, 1995.  A Certificate of Merger of the Corporation was filed with the Secretary of State of the State of Delaware on August 3, 1995.  A Certificate of Merger of the Corporation was filed with the Secretary of State of the State of Delaware on October 8, 1996.  A Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 21, 1997.  A Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 7, 1998.  A Certificate of Change of Registered Agent of the Corporation was filed with the Secretary of State of the State of Delaware on February 5, 2002.  A Certificate of Merger of the Corporation was filed with the Secretary of State of the State of Delaware on November 27, 2002. The name under which this Corporation was originally incorporated is OCV Delaware, Inc.

THIRD:                                                   The Restated Certificate of Incorporation of the Corporation shall be amended by adding a new Article IX as follows:

“ARTICLE IX

The Corporation shall not issue any non-voting equity securities in contravention of Section 1123(a)(6) of the United States Bankruptcy Code, Title 11, United States Code.”

FOURTH:                                        This Certificate of Amendment was adopted pursuant to the Amended Joint Plan of Reorganization of LodgeNet Interactive Corporation, et al., under chapter 11 of title 11 of the United States Code, dated January 26, 2013, which was confirmed by order of the United

States Bankruptcy Court for the Southern District of New York entered March 7, 2013, and thereby has been approved pursuant to Section 303 of the DGCL.

FIFTH:                                                       The aforesaid amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of Section 303 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the [•] day of [•], 2013.

ON COMMAND VIDEO CORPORATION

By:
	Name:	[•]
	Title:	[•]

Exhibit 1I

Form of Amendment to the Certificate of Incorporation

for Spectradyne International, Inc.

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

SPECTRADYNE INTERNATIONAL, INC.

Under Section 242 and Section 303 of the General Corporation Law of the State of Delaware (the “DGCL”)

THE UNDERSIGNED hereby certifies that:

FIRST:                                                        The name of the corporation is Spectradyne International, Inc. (the “Corporation”).

SECOND:                                         The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 20, 1989.

THIRD:                                                   The Certificate of Incorporation of the Corporation shall be amended by adding a new Article 9 as follows:

“9.  The Corporation shall not issue any non-voting equity securities in contravention of Section 1123(a)(6) of the United States Bankruptcy Code, Title 11, United States Code.”

FOURTH:                                        This Certificate of Amendment was adopted pursuant to the Amended Joint Plan of Reorganization of LodgeNet Interactive Corporation, et al., under chapter 11 of title 11 of the United States Code, dated January 26, 2013, which was confirmed by order of the United States Bankruptcy Court for the Southern District of New York entered March 7, 2013, and thereby has been approved pursuant to Section 303 of the DGCL.

FIFTH:                                                       The aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of Section 303 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the [•] day of [•], 2013.

SPECTRADYNE INTERNATIONAL, INC.

By:
	Name:	[•]
	Title:	[•]

Exhibit 1J

Form of Amendment to the Certificate of Incorporation

for LodgeNet StayOnline, Inc.

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

LODGENET STAYONLINE, INC.

Under Section 242 and Section 303 of the General Corporation Law of the State of Delaware (the “DGCL”)

THE UNDERSIGNED hereby certifies that:

FIRST:                                                        The name of the corporation is LodgeNet StayOnline, Inc. (the “Corporation”).

SECOND:                                         The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 29, 2006.  A Certificate of Amendment to the Certificate of Incorporation of the Corporation changing its name from “LodgeNet Stay on Line, Inc.” to “LodgeNet StayOnline, Inc.” was filed with the Secretary of State of the State of Delaware on December 4, 2006.

THIRD:                                                   The Certificate of Incorporation of the Corporation shall be amended by adding a new Article X as follows:

“ARTICLE X

The Corporation shall not issue any non-voting equity securities in contravention of Section 1123(a)(6) of the United States Bankruptcy Code, Title 11, United States Code.”

FOURTH:                                        This Certificate of Amendment was adopted pursuant to the Amended Joint Plan of Reorganization of LodgeNet Interactive Corporation, et al., under chapter 11 of title 11 of the United States Code, dated January 26, 2013, which was confirmed by order of the United States Bankruptcy Court for the Southern District of New York entered March 7, 2013, and thereby has been approved pursuant to Section 303 of the DGCL.

FIFTH:                                                       The aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of Section 303 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the [•] day of [•], 2013.

LODGENET STAY ONLINE, INC.

By:
	Name:	[•]
	Title:	[•]

Exhibit 1K

Form of Amendment to the Certificate of Incorporation

for Puerto Rico Video Entertainment Corporation

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

PUERTO RICO VIDEO ENTERTAINMENT CORPORATION

Under Section 242 and Section 303 of the General Corporation Law of the State of Delaware (the “DGCL”)

THE UNDERSIGNED hereby certifies that:

FIRST:                                                        The name of the corporation is Puerto Rico Video Entertainment Corporation (the “Corporation”).

SECOND:                                         The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 15, 2003.

THIRD:   The Certificate of Incorporation of the Corporation shall be amended by adding a new Article XI as follows:

“ARTICLE XI

NO ISSUANCE OF NON VOTING EQUITY SECURITIES

The Corporation shall not issue any non-voting equity securities in contravention of Section 1123(a)(6) of the United States Bankruptcy Code, Title 11, United States Code.”

FOURTH:                                        This Certificate of Amendment was adopted pursuant to the Amended Joint Plan of Reorganization of LodgeNet Interactive Corporation, et al., under chapter 11 of title 11 of the United States Code, dated January 26, 2013, which was confirmed by order of the United States Bankruptcy Court for the Southern District of New York entered March 7, 2013, and thereby has been approved pursuant to Section 303 of the DGCL.

FIFTH:                                                       The aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of Section 303 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the [•] day of [•], 2013.

PUERTO RICO VIDEO ENTERTAINMENT CORPORATION

By:
	Name:	[•]
	Title:	[•]

Exhibit 2

List of Officers and Directors of each of the Debtors

LodgeNet

Officers and Directors (Debtors)

Entity Name	Officers and Directors	Affiliations

LodgeNet Interactive Corporation	Officers Michael Ribero — CEO Directors Michael Ribero Richard Nanula Joshua Grode Aleksandr Shapiro Edward Shapiro Pedro Verea [TBD]

Michael Ribero — None

Richard Nanula — Colony Capital, LLC

Joshua Grode — Liner Grode Stein LLP

Aleksandr Shapiro — Media Content Capital, L.P.

Edward Shapiro — Par Investment Partners, L.P.

Pedro Verea — PRAEMIA SC

On Command Corporation	Officers Michael Ribero — President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

Puerto Rico Video Entertainment Corporation	Officers Michael Ribero — President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

Virgin Island Video Entertainment Corporation	Officers Michael Ribero — President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

On Command Video Corporation	Officers Michael Ribero — President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

Spectradyne International, Inc.	Officers Michael Ribero — President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

Hotel Digital Network, Inc. d/b/a Instant Media Network (IMN)	Officers Michael Ribero — President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

LodgeNet StayOnline, Inc.	Officers Michael Ribero — President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

The Hotel Networks, Inc.	Officers Michael Ribero — President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

LodgeNet International, Inc.	Officers Michael Ribero — President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

LodgeNet Healthcare, Inc.	Officers Michael Ribero — President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

Exhibit 3

Schedule of Rejected Contracts

Rejected Contracts

1)  400 Corporate Circle Lease, Suite A (Golden, CO)

2)  1099 Wall Street West Lease, Suite 138 (Lyndhurst, NJ)

Exhibit 4

Procedures Agreement among LodgeNet Interactive Corporation and

DIRECTV LLC

PROCEDURES AGREEMENT

This PROCEDURES AGREEMENT dated as of February 22, 2013 (this “Agreement”) among DIRECTV, LLC, a California limited liability company (“DIRECTV”), COL-L Acquisition, LLC (“Colony”), a Delaware limited liability company, and LodgeNet Interactive Corporation, a Delaware corporation (“LNET”, and together with its affiliated debtors and debtors-in-possession, the “Debtors”).

WHEREAS, LNET is currently in proceedings pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) under chapter 11 of title 11 of the United States Code (11 U.S.C. §§ 101 et seq., as amended from time to time, as applicable to the Bankruptcy Case) commenced by the Debtors on January 27, 2013 in the Bankruptcy Court and styled In re LodgeNet Interactive Corporation, et. al., Case No. 13-10238 (SCC) (Jointly Administered) (the “Bankruptcy Case”);

WHEREAS, DIRECTV and LNET are parties to the SMATV Sales Agency and Transport Services Agreement dated as of March 31, 2010, as amended by the First Amendment dated November 6, 2012 (as so amended, and as further modified by the Forbearance Agreement dated as of September 19, 2012, the Second Forbearance Agreement dated as of November 6, 2012, the Third Forbearance Agreement dated as of December 14, 2012, the Fourth Forbearance Agreement dated as of December 30, 2012 and by the letter agreement dated January 11, 2013, the “Existing DIRECTV Agreement”) and the DIRECTV Commercial Dealer Agreement dated June 18, 2008, as amended by the First Amendment dated October 30, 2008 (as amended from time to time in accordance with its terms, the “Existing Dealer Agreement”, and together with the Existing DIRECTV Agreement, the “Existing Agreements”);

WHEREAS, Colony and DIRECTV are parties to the Memorandum of Understanding dated as of December 6, 2012, as amended by the Amendment dated January 11, 2013 (the “MOU”);

WHEREAS, Colony and LNET have negotiated a transaction pursuant to the Investment Agreement dated as of December 30, 2012 among LNET, Colony, and other purchasers (as amended from time to time in accordance with its terms, the “Investment Agreement”), which, if consummated, would result in Colony having control of LNET (the “Transaction”);

WHEREAS, the closing of the Transaction is subject to a number of conditions precedent, including the approval by the Bankruptcy Court of the plan of reorganization in substantially the form filed with the Bankruptcy Court on January 27, 2013 [Docket No. 4] (as such Plan may be amended or supplemented in accordance with the Investment Agreement, the “Plan”);

WHEREAS, pursuant to the Plan, on the effective date of the Plan (the “Effective Date”) the disputes between LNET and DIRECTV shall be settled and resolved, which per this Agreement means that (i) the Existing DIRECTV Agreement and the Existing Dealer Agreement

each shall be assumed by LNET, (ii) the Existing DIRECTV Agreement shall be terminated and replaced with a new agreement, as more specifically provided herein, and (iii) any cure amount owed to DIRECTV on account of the assumption of the Existing Agreements (the “DIRECTV Claim”) shall be allowed and paid in accordance with a payment schedule agreed to by LNET and DIRECTV ((i), (ii) and (iii), together, the “DIRECTV Settlement”); and

WHEREAS, on the Effective Date, in connection with the effectiveness of the Plan and the New DIRECTV Agreement (as defined below), LNET will issue at the Closing under the Investment Agreement to DIRECTV warrants to purchase up to 2.5% of the outstanding common stock of LNET as of the Closing; and

WHEREAS, DIRECTV, Colony and LNET have engaged in good-faith negotiations and wish to enter into this Agreement in order to implement the DIRECTV Settlement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Termination and Replacement of the Existing DIRECTV Agreement.  Effective as of the Effective Date, immediately following the closing of the Transaction (i) the Existing DIRECTV Agreement shall be terminated and automatically replaced by the SMATV Sales Agency and Transport Services Agreement dated as of the Effective Date in the form attached hereto as Exhibit A (the “New DIRECTV Agreement”) and (ii), with the exception of any post petition amounts owed by LNET to DIRECTV under the Existing Agreements which shall be payable to DIRECTV when due, any outstanding claims of DIRECTV under the Existing DIRECTV Agreements or otherwise against LNET or any of its affiliates, other than the DIRECTV Claim, shall be extinguished.  This Agreement resolves the DIRECTV Objection.(1)

SECTION 2.  Payment of the DIRECTV Claim.  Effective as of the Effective Date, LNET will pay the DIRECTV Claim, amounting to $27,289,132 plus interest (commencing on the Effective Date) at five percent (5.0%) per annum, to DIRECTV in five equal installments commencing on the 90th day after the Effective Date and then on each three (3) month anniversary thereof (or, in each case, if such day is not a business day, on the next succeeding business day).

SECTION 3. Efforts.  The parties hereto shall use their commercially reasonable efforts to effect the Transaction and to cause the Effective Date to occur.  Without limitation, upon entry by the Bankruptcy Court of a confirmation order in respect of the Plan, each party shall deliver to each other party a counterpart of the New DIRECTV Agreement executed by such party.  From

(1)   DIRECTV, LLC Objection to Notice of Proposed Cure Amount in Connection with Possible Assumption of Executory Contracts and Unexpired Leases Pursuant to the Debtors’ Plan of Reorganization [Docket No. 102] (the “DIRECTV Objection”)

2

and after confirmation of the Plan by the Bankruptcy Court and the Effective Date, DIRECTV shall not purport to terminate the Existing DIRECTV Agreement or file any motion, action or pleading in the Bankruptcy Case or with the Bankruptcy Court seeking to terminate the Existing DIRECTV Agreement except as provided in the MOU for terminating the MOU.  The parties shall use their best efforts to maintain the confidentiality of the New DIRECTV Agreement(2).

SECTION 4. Equipment Financing.  Notwithstanding any provision of the Plan to the contrary that purports to bind DIRECTV and/or anything to the contrary contained in this Agreement, the New DIRECTV Agreement or any other agreement between Colony and DIRECTV or LNET and DIRECTV, DIRECTV shall have no obligation whatsoever under any circumstances to provide or fund any amounts under the Facility (as defined in the New DIRECTV Agreement) unless and until DIRECTV has a first priority security interest in accounts receivable of LNET to the extent constituting amounts owing by LNET Properties (as defined in the New DIRECTV Agreement) under Installment Sale Agreements (as defined in the New DIRECTV Agreement), such amounts to include, without limitation, all such amounts (a) invoiced but not paid by the LNET Properties, (b) collected by LNET or the LNET Agents (as defined in the New DIRECTV Agreement) and not deposited into the Collection Account, and (c) deposited in the Collection Account (as defined in the SMATV Agreement), in each case solely in connection with the Installment Sale Agreements.

SECTION 5. Effect of Transaction Not Closing.  If the Effective Date does not occur for any reason whatsoever (other than breach of this Agreement by DIRECTV) on or prior to April 30, 2013, then (i) this Agreement shall automatically terminate and be of no further force or effect and the New DIRECTV Agreement shall be null and void, unless otherwise agreed by DIRECTV and Colony and/or LNET in writing, and (ii) DIRECTV shall reserve all its rights with respect to LNET and LNET shall reserve all its rights and defenses with respect to DIRECTV.

SECTION 6.  Termination.  This Agreement shall terminate automatically upon the termination of the MOU in accordance with its terms.

SECTION 7.  Modification; Waiver.  No modification, cancellation, discharge or waiver of, or with respect to, any provision of this Agreement, or consent to any departure from any of the terms or conditions hereof, shall be effective unless it shall be in writing and signed by the applicable parties hereto.

SECTION 8.  Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto and between DIRECTV and Colony with respect to the DIRECTV Settlement, and supersedes any prior understandings or agreements by or among the parties,

(2)  NTD: LNET will agree separately with each of DTV and Colony that if there is any requirement to file the New DIRECTV Agreement with the Bankruptcy Court, LNET will seek to obtain an order to authorize it to file the DIRECTV Agreement under seal, and will use its reasonable best efforts to obtain such order.

3

written or oral, to the extent they relate in any way to the subject matter hereof, other than the MOU; provided that Section 9(g) of the MOU is hereby superseded.  The subject matter hereof does not include the Existing Agreements, the New DIRECTV Agreement, the Equipment Upgrade Financing Facility Agreement (as defined in the New DIRECTV Agreement), the Intercreditor Agreements (as defined in the New DIRECTV Agreement) and the Account Control Agreements (as defined in the New DIRECTV Agreement).  In the event there is an inconsistency between the MOU and this Agreement, this Agreement shall control.

SECTION 9.  Choice of Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO ITS CONFLICT OR CHOICE OF LAW PRINCIPLES, AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

SECTION 10.  Jurisdiction.  The Bankruptcy Court retains jurisdiction with respect to all matters arising from or related to the enforcement of this Agreement; provided, however, that if the Bankruptcy Case has closed, or the Bankruptcy Court is determined not to have appropriate jurisdiction, the parties hereto agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof, for the resolution of any such claim or dispute.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

SECTION 11.  Waiver of Right to Trial by Jury.  EACH PARTY HERETO WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, MATTER OR PROCEEDING BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT, ANY PROVISION HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, respectively. Delivery of any executed counterpart of this Agreement by facsimile or transmitted electronically in either a Tagged Image Format File (“TIFF”) or Portable Document Format (“PDF”) shall be equally effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart by facsimile, TIFF or PDF shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

SECTION 13.  Court Approval.  The parties shall seek approval of this Agreement by the Bankruptcy Court in connection with seeking approval of the Plan. This Agreement shall be deemed approved upon confirmation of the Plan. LNET shall be bound by this Agreement only upon such approval.

4

SECTION 14  Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission), (c) five (5) days after being deposited with the United States Post Office, by registered or certified mail, postage prepaid, (d) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), or (e) when sent by electronic mail (with acknowledgment received), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party hereto may have specified by notice given to the other parties hereto pursuant to this provision):

If to LNET, to:

LodgeNet Interactive Corporation

3900 West Innovation Street

Sioux Falls, South Dakota 57107

Attention: James Naro

Facsimile: (605) 988-1323

email: james.naro@lodgenet.com

With a copy (that shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Ted S. Waksman

                 Gary T. Holtzer

Facsimile: (212) 310-8007

email: ted.waksman@weil.com

           gary.holtzer@weil.com

If to Colony, to:

Purchaser Representative

c/o Col-L Acquisition, LLC

2450 Broadway, 6th Floor

Santa Monica, California 90404

Attention: Richard Nanula

Facsimile: (310) 282-8816

email: RNanula@colonyinc.com

With a copy (which shall not constitute notice) to:

Liner Grode Stein Yankelevitz Sunshine Regenstreif & Taylor LLP

1100 Glendon Avenue, 14th Floor

5

Los Angeles, California 90024

Attention: Joshua B. Grode

Facsimile: (310) 500-3501

email: jgrode@linerlaw.com

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Andrew G. Dietderich

                 Alexandra D. Korry

Facsimile: (212) 291-9085 and (212) 291 9041

email: dietdericha@sullcrom.com

           korrya@sullcrom.com

If to DIRECTV, to:

If by mail:

DIRECTV, Inc.

P.O. Box 915 El Segundo, California 90245-0915

Attention: Vice President, Commercial Sales

cc:  Business Affairs

If by personal delivery:

DIRECTV, Inc.

2230 East Imperial Highway

El Segundo, California 90245

Attention: Vice President, Commercial Sales

cc:  Business Affairs

If by facsimile:

(310) 535-5223

Attention: Vice President, Commercial Sales

cc:  Business Affairs

[Remainder of page intentionally blank]

6

DIRECTV, LLC

By:
Name:
Title:

COL-L ACQUISITION, LLC

By:
Name:
Title:

LODGENET INTERACTIVE CORPORATION

By:
Name:
Title:

Exhibit A

New DIRECTV Agreement

[Attached] “[Redacted due to confidential and proprietary information]”.

Gary T. Holtzer

Sylvia Mayer

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, New York 10153

Telephone:  (212) 310-8000

Facsimile:   (212) 310-8007

Attorneys for Debtors
and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------------------------	x
:
In re	:	Chapter 11
:
LodgeNet Interactive Corporation, et al.,(1)	:	Case No. 13-10238 (SCC)
:
	:	(Jointly Administered)
Debtors.	:
--------------------------------------------------------------	x

FIRST AMENDMENT TO PLAN SUPPLEMENT

Pursuant to Section 10.12 of the Amended Plan of Reorganization of LodgeNet Interactive Corporation, Et Al. Under Chapter 11 of the Bankruptcy Code, dated January 26, 2013 (the “Plan”),(2) LodgeNet Interactive Corporation, and its affiliated debtors (the “Debtors”) file this First Amendment to Plan Supplement.  The First Amendment to Plan Supplement includes the documents identified on the Index attached hereto.

The Debtors reserve the right to alter, amend, update, supplement, or modify the Plan Supplement and this First Amendment to Plan Supplement.

(1)  The Debtors, together with the last four digits of each Debtor’s federal tax identification number, are:  LodgeNet Interactive Corporation (1161), LodgeNet StayOnline, Inc. (3232), On Command Corporation (5194), The Hotel Networks, Inc. (4919), On Command Video Corporation (8458), Puerto Rico Video Entertainment Corporation (6786), Virgin Islands Video Entertainment Corporation (6611), Spectradyne International, Inc. (9353), LodgeNet Healthcare, Inc. (0337), Hotel Digital Network, Inc. (7245), and LodgeNet International, Inc. (2811).

(2)  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Plan.

The Plan Supplement and First Amendment to Plan Supplement may be obtained on the website of the Debtors’ notice, claims and solicitation agent at www.kccllc.net/LodgeNet.

Dated:  March 5, 2013

             New York, New York

Gary T. Holtzer
Sylvia Mayer
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for Debtors
and Debtors in Possession

2

Index

Exhibit 1:                                           Amended and Restated List of Officers and Directors of each of the Debtors

Exhibit 2:              Amended and Restated List of Rejected Contracts

Exhibit 1

Amended and Restated List of Officers and Directors of each of the Debtors

LodgeNet

Officers and Directors (Debtors)

Entity Name	Officers and Directors	Affiliations
LodgeNet Interactive Corporation	Officers Michael Ribero – CEO, President, Treasurer and Secretary Directors Michael Ribero Richard Nanula Joshua Grode Aleksandr Shapiro Edward Shapiro Pedro Verea [TBD]

Michael Ribero – None
Richard Nanula – Colony Capital, LLC
Joshua Grode – Liner Grode Stein LLP
Aleksandr Shapiro – Media Content Capital, L.P.
Edward Shapiro – Par Investment Partners, L.P.
Pedro Verea – PRAEMIA SC

On Command Corporation	Officers Michael Ribero – President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

Puerto Rico Video Entertainment Corporation	Officers Michael Ribero – President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

Virgin Island Video Entertainment Corporation	Officers Michael Ribero – President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

On Command Video Corporation	Officers Michael Ribero – President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

Spectradyne International, Inc.	Officers Michael Ribero – President, Treasurer and Secretary Directors	See above

5

Michael Ribero Richard Nanula

Hotel Digital Network, Inc. d/b/a Instant Media Network (IMN)	Officers Michael Ribero – President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

LodgeNet StayOnline, Inc.	Officers Michael Ribero – President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

The Hotel Networks, Inc.	Officers Michael Ribero – President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

LodgeNet International, Inc.	Officers Michael Ribero – President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

LodgeNet Healthcare, Inc.	Officers Michael Ribero – President, Treasurer and Secretary Directors Michael Ribero Richard Nanula	See above

6

Exhibit 2

Amended and Restated List of Rejected Contracts

1.              Lease- 400 Corporate Circle Lease, Suite A (Golden, CO)

2.              Lease- 1099 Wall Street West Lease, Suite 138 (Lyndhurst, NJ)

3.              Fibenur S.A.- Argentina Technology License, dated May 10, 2007*

4.              Fibenur S.A. - Argentina Support Services & Equipment Supply, dated May 10, 2007*

5.              Fibenur S.A. - Uraguay Technology License, dated June 20, 2005*

6.              Fibenur S.A. - Uraguay Support Services & Equipment Supply, dated June 20, 2005

7.              Share Network Co., Ltd. - Technology License Agreement, dated July 1, 2003*

8.              Share Network Co., Ltd. - Support Services and Equipment Supply Agreement, dated July 1, 2003;

9.              Tridensa - Technology License, undated*

10.       Tridensa - Support Services and Equipment Supply Agreement, undated*

11.       James Naro Employment Agreement – Executive Employment Agreement, dated January 29, 2008;

12.       Elsenbast Employment Agreement – Executive Employment Agreement, dated February 25, 2010;

13.       White Employment Agreement – Executive Employment Agreement, dated February 4, 2008

*  The Debtors are terminating these contracts. As a result of the timing of the termination notice, the Debtors are, without prejudice, in the alternative rejecting the contracts.

7